EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 10, 2024, with respect to the consolidated financial statements of XCHG Limited, incorporated herein by reference.

/s/ KPMG Huazhen LLP

Beijing, China

March 10, 2026